UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Glaukos Way
Aliso Viejo
California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

On July 31, 2024, Glaukos Corporation (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission (the “SEC”) to furnish its earnings press release (the “Earnings Release”), and quarterly summary (the “Quarterly Summary”), each disclosing financial results for its second quarter ended June 30, 2024. This Current Report on Form 8-K/A amends the Initial Report to correct certain financial information included in the Earnings Release and the Quarterly Summary as further described below. This Current Report on Form 8-K/A. should be read in conjunction with the Initial Report.

Item 2.02. Results of Operations and Financial Condition.

On July 31, 2024, the Company issued the Earnings Release, a copy of which was furnished as Exhibit 99.1 to the Initial Report. On August 2, 2024, the Company filed with the SEC its Quarterly Report on Form 10-Q for its second quarter ended June 30, 2024 (its “Quarterly Report”). In preparing the final Quarterly Report, the Company, in consultation with its independent registered public accounting firm, concluded that, in connection with the exchange agreements entered into with certain holders of eighty percent of its 2.75% Convertible Senior Notes due 2027 (Exchange Transaction) that occurred in June 2024, the acceleration of approximately $3.3 million of unamortized non-cash debt issuance costs should have been accounted for as a decrease in additional paid-in capital, rather than as an interest expense, as was reflected in the Earnings Release and Quarterly Summary. In the financial statements contained in the Earnings Release and the Quarterly Summary, interest expense, total non-operating expense, loss before taxes, and net loss for the three and six months ended June 30, 2024 each were overstated by $3.3 million, basic and diluted net loss per share was overstated by $0.06 and $0.07 for the three and six months ended June 30, 2024, respectively, and additional paid-in capital and accumulated deficit were overstated by an offsetting, corresponding $3.3 million. Each of these items is correctly reported in the Company’s Quarterly Report. The revised accounting treatment did not impact the non-GAAP financial results as reported in the Earnings Release and the Quarterly Summary.

Financial statements reflecting the foregoing revisions to the financial information included in the Earnings Release and Quarterly Summary are attached to this Current Report on Form 8-K/A as Exhibit 99.1. The Earnings Release and Quarterly Summary have also been updated to reflect the foregoing revisions and are available on the Company’s website at investors.glaukos.com.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Updated Financial Statements of Glaukos Corporation for the second quarter ended June 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Alex R. Thurman
	Name:	Alex R. Thurman
	Title:	Senior Vice President & Chief Financial Officer

Date: August 2, 2024